Exhibit 10.10

Time Restricted Stock Unit Award

BKV CORPORATION

TIME RESTRICTED STOCK UNIT AWARD NOTICE

2021 EQUITY INCENTIVE PLAN

BKV Corporation, a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), hereby grants to the Participant a Time Restricted Stock Unit award of the number of Time Restricted Stock Units (as defined in the Plan), set forth below (the “Time Restricted Stock Units” or “TRSUs”). The Time Restricted Stock Units are subject to all of the terms and conditions as set forth in this Time Restricted Stock Unit Award Notice (the “Award Notice”) and in the Time Restricted Stock Unit Award Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:	[ ]

Date of Grant:	[ ]

Number of Time Restricted Stock Units:	[ ]

Vesting Schedule:	[ ] TRSUs vest on the Date of Grant; thereafter [ ] TRSUs vest on the second and third anniversary of the Date of Grant and all remaining TRSUs vest on the fourth anniversary of the Date of Grant; provided that the Participant’s Service has continued from the Date of Grant through each such date.

The undersigned Participant acknowledges that he or she has received a copy of this Time Restricted Stock Award Notice, the Time Restricted Stock Award Agreement and the Plan. As an express condition to the grant of the Award hereunder, the Participant agrees to be bound by the terms of this Time Restricted Stock Award Notice, the Time Restricted Stock Award Agreement and the Plan. The undersigned Participant further acknowledges that as of the Date of Grant, this Time Restricted Stock Award Notice, the Time Restricted Stock Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the award of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to the Participant by the Company, and (ii) any agreements noted in an attachment to this Time Restricted Stock Award Notice.

BKV CORPORATION:	PARTICIPANT:

By:
Name:	Date:
Title:	Address:
Date:

TIME RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

BKV CORPORATION 2021 EQUITY INCENTIVE PLAN

Pursuant to the Time Restricted Stock Unite Award Notice (the “Award Notice”), and subject to the terms of this Time Restricted Stock Unit Award Agreement (this “Agreement”) and the BKV Corporation 2021 Equity Incentive Plan (the “Plan”), BKV Corporation, a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined in this Agreement or in the Award Notice will have the same meanings as set forth in the Plan.

1.            Award of Time Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant Time Restricted Stock Units, as set forth in the Award Notice, subject to adjustment as provide in the Plan, and each of which, if vested and earned pursuant to this Agreement, will be settled in one (1) share of the Company’s common stock, $0.01 par value per share, (“Common Stock”), at the time and subject to the terms, conditions and restrictions set forth in this Agreement and the Plan (the “Award Shares”).

2.            Vesting.

(a)            Vesting Schedule; Accelerated Vesting. Except as otherwise provided in this Section 2 or the Plan, the Time Restricted Stock Units will vest in the amounts and on the date(s) as indicated in the Vesting Schedule set forth in the Award Notice (each a “TRSU Vesting Date”), provided the Participant remains in the Service of the Company or Subsidiary through the applicable TRSU Vesting Date. In addition, all non-vested Time Restricted Stock Units that have not been forfeited shall vest upon an initial public offering of the Company’s shares of Common Stock or a Change in Control of the Company, provided the Participant remains in the Service of the Company or a Subsidiary through such date. Subject to the limitations contained herein and in the Plan, upon Participant’s termination of Service from the Company and all Subsidiaries the Time Restricted Stock Units that have not vested as of the date of such termination shall be forfeited and terminate; provided, however, that upon a Participant’s termination of Service, the Committee may, in its sole discretion cause any Time Restricted Stock Units then held by such Participant to terminate, vest or become free of restrictions and conditions to payment, in each case in the manner determined by the Committee; provided, further, that any such action adversely affecting any outstanding Incentive Award may not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 7.3 and 9 of the Plan).

(b)            Forfeiture Events. If the Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Participant’s Service and irrespective of whether or not the Participant was terminated for Cause: (i) all rights of the Participant under this Agreement and the Plan will terminate and be forfeited without notice of any kind; and (ii) the Committee, in its sole discretion, may require the Participant to surrender and return to the Company all or any shares of Common Stock received, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by the Participant, during the period beginning one year prior to the Participant’s termination of Service in connection with the Award Shares.

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(c)            Adjustment by Board. Notwithstanding anything herein to the contrary, the Board has reserved the right to reduce the amount of the settlement of a vested TRSU by up to 20% of the vested amount.

3.            Settlement; Issuance of Common Stock.

(a)            Timing and Manner of Settlement. Immediately following the vesting of Time Restricted Stock Units under Section 2, such vested Time Restricted Stock Units will be converted to shares of Common Stock which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan) within sixty (60) days following the TRSU Vesting Date, except to the extent that shares of Common Stock are withheld to pay tax withholding obligations pursuant to Section 2(b) of this Agreement.

(b)            Withholding Taxes. Whenever any Time Restricted Stock Units granted under the terms of this Agreement vest and shares of Common Stock are issued in settlement thereof, the Participant is responsible to provide to the Company when due, the amount necessary for the Company to satisfy all of its federal, state and local withholding (including FICA) tax requirements relating to such taxable event. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy these withholding tax obligations in connection with the settlement of the Time Restricted Stock Units by withholding shares of Common Stock issuable upon settlement of the Time Restricted Stock Units. When withholding shares of Common Stock for taxes is effected under this Agreement and the Plan, it will be withheld only up to the amount the Company reasonably determines is necessary to satisfy any tax withholding obligation in the Participant’s applicable tax jurisdiction.

4.            Rights of Participant; Transferability.

(a)            No Right to Continued Employment. Nothing in the Plan or in this Agreement confers upon the Participant any right to continue in the Service of the Company or any Subsidiary or interferes with or limits in any way the right of the Company or any Subsidiary to terminate the Service of the Participant at any time, with or without notice and with or without cause.

(b)            Rights as a Stockholder. Except as otherwise provided in the Plan, notwithstanding any restrictions to which Time Restricted Stock Units may be subject, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued in settlement of earned Time Restricted Stock Units only upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of such shares.

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(c)            Dividends. The Participant will not receive any cash dividends or Dividend Equivalents based on the dividends declared on the Common Stock underlying the Time Restricted Stock Units during the period between the Grant Date and the date the earned Time Restricted Stock Units are settled in shares of Common Stock.

(d)            Non-Transferability. Except as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of the Participant in the Award Shares prior to the vesting of an Award and issuance of the Award Shares, will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

5.            Purchase and Sale Rights Relating to Common Stock.

(a)            Restriction on Transfer of Common Stock. Prior to an initial public offering of shares of Common Stock, a Participant (or the executor, administrator or other personal representative or other successor of a deceased Participant) may not sell, assign, transfer or otherwise dispose of Award Shares acquired pursuant to an Incentive Award to a third party without prior approval of such sale, assignment, transfer or disposition by the Committee or the Board. A Participant may transfer, for no value, vested Award Shares to a trust established by the Participant for estate planning purposes and controlled by the Participant.

(b)            Repurchase Right. If a Participant is not a Founding Stockholder and the Participant either (A) commits any material breach of such Participant’s employment agreement or service contract with the Company and either (1) that breach is not capable of being remedied or (2) if capable of remedy, the Participant does not remedy that breach as soon as possible and in any event within thirty (30) days of receiving a notice from the Company requiring the Participant to remedy that breach, or (B) the Participant’s employment with the Company is terminated for any reason, including due to death or disability, the Company shall have the right, as determined by the Board, to repurchase all (and not less than all) of the vested shares of Common Stock acquired by the Participant under this Plan, in accordance with the terms of this Section 5(b):

(i)             The selling price of the vested shares of Common Stock purchased by the Company pursuant to this Section 5(b) shall be equal to the Fair Market Value of such shares at the time of the repurchase.

(ii)            The Company may exercise its election to acquire the Participant’s vested shares of Common Stock by delivery of ninety (90) days’ written notice to the Participant (or the Participant’s beneficiary in the event of the Participant’s death).

(iii)           The closing of the purchase of the vested shares of Common Stock pursuant to this Section 5(b) shall take place at the principal office of the Company not later than thirty (30) days following receipt of such notice by the Participant (or the Participant’s beneficiary in the event of the Participant’s death).

(iv)           The Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall make such customary representations and warranties as may be reasonably requested by the Company regarding such seller’s good title to, and the absence of liens on, such vested shares of Common Stock.

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(v)            The Company will pay the purchase price for the vested shares of Common Stock purchased by the Company under this Section 5(b) in cash, payable by wire transfer of immediately available funds to the bank account provided to the Company by the Participant (or the Participant’s beneficiary in the event of the Participant’s death)

(c)            Put Right. In the event (A) the Participant’s employment with the Company is terminated for any reason, including due to death or disability (but excluding by voluntary resignation by the Participant) or (B) the Participant’s employment with the Company is terminated by virtue of the Participant’s voluntary resignation after more than thirty-six (36) months have passed from the date of the first grant of an Incentive Award under the Plan to the Participant, and, in each case, the Company has not exercised its right under Section 5(b) to repurchase the Participant’s shares of Common Stock the Participant (or the Participant’s beneficiary in the event of death) shall have the right to elect to sell to the Company, and the Company shall be required to purchase from the Participant, all (and not less than all) of the vested Award Shares acquired by the Participant under the Plan, in accordance with the terms of this Section 5(c):

(i)             The selling price of the vested Award Shares purchased by the Company pursuant to this Section 5(c) shall be equal to the Fair Market Value of such shares at the time of the election to sell.

(ii)            The Participant (or the Participant’s beneficiary in the event of the Participant’s death) may exercise an election to sell vested Award Shares by delivery of thirty (30) days’ written notice specifying the number of vested Award shares to be sold.

(iii)           The closing of the purchase of vested Award Shares of Common Stock pursuant to this Section 5(c) shall take place to the principal office of the Company not later than thirty (30) days following receipt of such notice by the Company.

(iv)          The Participant (or the Participant’s beneficiary in the event of the Participant’s death) shall make such customary representations and warranties as may be reasonably requested by the Company regarding such seller’s good title to, and the absence of liens on, such vested Award Shares.

(v)           The Company will pay the purchase price for the vested Award Shares purchased by the Company under this Section 5(c) in cash, payable by wire transfer of immediately available funds to the bank account provided to the Company by the Participant (or the Participant’s beneficiary in the event of the Participant’s death).

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(d)            Drag-Along Rights. If at any time BNAC (alone or together with any of the other Company stockholders) proposes to effect the sale of shares of Common Stock representing more than eighty percent (80%) of the total issued and outstanding shares of Common Stock, BNAC may require the participation of all (and not less than all) of the shares of Common Stock owned by the Participant in such sale in the manner set forth in this Section 5(d).

(i)            BNAC shall exercise its rights pursuant to this Section 5(d) by delivering to the Company and each of the other Company stockholders a written notice (the “Drag-along Notice”) of such proposed sale no later than fifteen (15) days prior to the proposed closing thereof. Any Drag-along Notice shall make reference to the Participants’ obligations under this Section 5(d) and shall describe in reasonable detail:

(A)            the number of shares of Common Stock to be sold by BNAC;

(B)            the person to whom such shares of Common Stock are proposed to be sold;

(C)            the material terms and conditions of the sale, including the consideration to be paid; and

(D)            the proposed date, time and location of the closing of the sale.

(ii)            In any sale is subject to this Section 5(d), each of the Participants shall agree to sell all (and not less than all) of the shares of Common Stock owned by the Participant, free and clear of any liens and on the same terms and conditions as BNAC in such sale.

(iii)           If BNAC (alone or together with any of the other Company stockholders) proposes to effect the sale of shares of Common Stock representing more than eighty percent (80%) of the total issued and outstanding shares of the Company’s Common Stock pursuant to this Section 5(d), the Participants shall agree to consent to and not object to or exercise any appraisal or dissenters’ rights in connection with such transaction. Without limiting the foregoing, each of the Participants will agree, if requested by BNAC, to execute and deliver a power of attorney and custody agreement, in form and substance satisfactory to BNAC, with respect to the shares of Common Stock that are to be included by them in any sale pursuant to this Section 5(d). The power of attorney and custody agreement will provide, among other things, that each such Participant will:

(A)            deliver to and deposit into custody with BNAC, named as the custodian therein, a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the owner or owners thereof or accompanied by duly endorsed stock powers in blank); and

(B)            irrevocably appoint BNAC as such stockholder’s agent and attorney-in-fact with full power to act thereunder on behalf of such stockholder with respect to the matters specified therein.

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(iv)          Each Participant shall fully cooperate with BNAC and shall take all necessary actions to effectuate the sale of shares of Common Stock pursuant to this Section 5(d), including entering into such agreements and delivering such certificates and instruments, as may be reasonably requested from time to time by BNAC, provided that no Participant shall be:

(A)            liable for any indemnification obligations to any potential purchaser in respect of such representations and warranties on a joint, rather than several, basis, and in no event with respect to an amount in excess of the net cash proceeds to be paid to such stockholder in such transaction; and

(B)            subject to any escrow or similar arrangement relating to such transaction with respect to an amount in excess of the net cash proceeds to be paid to such other stockholders in such transaction.

(v)            Each of the Participants participating in the sale of shares of Common Stock by BNAC under this Section 5(d) shall be paid a consideration (on a per share of Common Stock basis) on the same terms and conditions as BNAC in such sale.

(e)            Holding Period.

(i)            The Participant (or beneficiary following the Participant’s death) who receives shares of the Company’s Common Stock in settlement of a vested TRSU may not exercise the right to put such shares of Common Stock to the Company for repurchase under Section 5(c) of this Agreement or tender such shares of Common Stock to the Company for purchase under Section 5(f) of this Agreement prior to the date that is 181 days following the applicable TRSU Vesting Date.

(ii)            The Company’s right to repurchase shares of the Company’s Common Stock under Section 5(b) of this Agreement may not be exercised by the Company prior to the date that is 181 days following the applicable TRSU Vesting Date.

(f)            Sell Fund Repurchase Program. The Participant (or beneficiary following the Participant’s death) who receives shares of the Company’s Common Stock in settlement of a vested TRSU, shall have the right, subject to the holding requirement of Section 5(e) of this Agreement, to tender such shares for repurchase by the Company in accordance with and subject to the limits and other requirements established under the Company’s Sell Fund Repurchase Program, as in effect from time to time.

6.            Change in Control.

(a)            Acceleration; Alternative Treatment. If a Change in Control of the Company occurs, then, except to the extent that an equivalent or substituted Award is provided to the Participant to replace the Award pursuant to Section 9.2(b) of the Plan, or unless otherwise provided by the Committee in its sole discretion at any time on or after the Date of Grant, the Award Shares will vest immediately and become non-forfeitable, regardless of whether the Participant remains in the employ or service of the Company or any Subsidiary or any acquiring entity or successor to the Company. In connection with a Change in Control, the Committee in its sole discretion, in lieu of providing an equivalent or substituted Award to the Participant, may determine that all or any portion of the Award and corresponding Award Shares, whether or not vested, will be terminated and forfeited and that in connection with such termination the Participant will receive for each Award Share a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of Award Shares subject to the grant; provided, however, that if such product is zero ($0) or less, the Award may be canceled and terminated without payment therefor.

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(b)            Stockholders’ Representative. In connection with any Change in Control, the Participant agrees that (i) any Stockholders’ Representative appointed by the Company’s stockholders in connection with such Change in Control shall, without any further authorization or other action by the Participant, be appointed as such Participant’s representative and attorney-in-fact in connection with such Change in Control on the same terms and to the same extent as such Stockholders’ Representative is appointed by the Company’s stockholders in connection with such Change in Control and (ii) the Participant will execute promptly on request of the Company any documents the Company deems necessary or desirable to provide further assurance of the foregoing appointment.

7.            Securities Laws Restrictions.

(a)            General Restrictions. Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue any shares of Common Stock pursuant to the Award, and the Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Award: (i) unless there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws; (ii) unless there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable; and (iii) if at any time at which the Company is not required to file reports with the SEC pursuant to Sections 12(b), 12(g) or 15(d) of the Exchange Act or the rules and regulations thereunder, such issuance, sale or transfer would cause the number of stockholders of the Company to increase such that the Company would be within ten (10) stockholders of the number that would cause the Company to be required to file reports with the SEC pursuant to Sections 12(g) or 15(d) of the Exchange Act and the rules and regulations thereunder. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

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(b)            Market Stand-Off Restrictions. The Participant agrees that, for a 180-day period following the effective date of a registration of the Company’s securities under the Securities Act, and subject to the terms and conditions of Section 11.2 of the Plan, the Participant will not, without the prior written consent of the Company or the representative(s) of any underwriters, (i) sell, pledge, offer to sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Participant or are thereafter acquired); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

8.            Miscellaneous.

(a)            Award Shares Subject to the Plan. This Time Restricted Stock Award Agreement and the shares of Common Stock granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Participant, by execution of the Time Restricted Stock Award Notice, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. If any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

(b)            Section 409A. It is intended that payments under this Agreement qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. This Agreement shall be construed and administer to give full effect to such intention

(c)            Binding Effect. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

(d)            Governing Law and Venue. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of New York, without regard to conflicts of law provisions of any jurisdiction. Any legal proceeding related to this Agreement will be brought in an appropriate New York court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

(e)            Entire Agreement. This Agreement, the Time Restricted Stock Award Notice and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the award of Award Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the award of the Award Shares and the administration of the Plan.

(f)            Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

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(g)            Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, such provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(h)            Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to this Agreement by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third-party vendor designated by the Company.

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